UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

On April 14, 2022, Stephen Block notified ChromaDex Corporation (the “Company”) of his intention to retire as a member of the Board of Directors (the “Board”) of the Company effective as of the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”) and not stand for re-election at the Annual Meeting. Mr. Block serves on the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board. Mr. Block’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Directors

On April 15, 2022, the Board appointed each of Kristin Patrick and Ann Cohen as a member of the Board effective as of such date, to serve until the Company’s Annual Meeting. Ms. Patrick was appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and Ms. Cohen was appointed to the Audit Committee. The Board has determined that each of Ms. Patrick and Ms. Cohen is an independent director under the listing standards of the Nasdaq Stock Market, LLC, and that Ms. Cohen is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, for purposes of serving on the Audit Committee. There are no arrangements or understandings between Ms. Patrick and any other person pursuant to which either Ms. Patrick or Ms. Cohen was selected as a member of the Board. In addition, there are no transactions in which either Ms. Patrick or Ms. Cohen has an interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Patrick currently serves as Executive Vice President and Chief Marketing Officer of Claires, Inc, a position she has held since March 2021 and serves as an independent director for Super League Gaming, Inc. (NASDAQ: SLGG), to which she was appointed to in November 2018. Previously, Ms. Patrick served as Global Chief Marketing Officer of brand Pepsi at Pepsico, Inc., a position she held from June 2013 to January 2019. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from October 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to October 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon, NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her B.A. from Emerson College and attended Southwestern University.

Ms. Cohen, currently serves as Executive Vice President and Chief Financial Officer of The Institute of Internal Auditors (“The IIA”), an international professional association, overseeing all financial, risk management, and information technology. Prior to joining The IIA in 2015, Ms. Cohen served in senior financial leadership roles for both public and private companies including Taylor Morrison Homes (formerly Taylor Woodrow), a $2.5 billion international residential homebuilder and mixed-use property developer, Starwood Vacation Ownership, a $600 million international division of Starwood Hotels and Resorts, a New York Stock Exchange (“NYSE”) traded company, and Sunterra Corporation, a $450 million NYSE traded international vacation ownership company. In her career, Ms. Cohen has overseen financial reporting under Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS), business planning and analysis, financial and operational strategies, human resources, information technology, enterprise risk management, the acquisition and disposition of projects, and regulatory reporting including Securities and Exchange Commission (“SEC”) reporting. Ms. Cohen has also worked closely with various public accounting firms and audit committees. Ms. Cohen began her accounting career as an auditor with PricewaterhouseCoopers. Ms. Cohen is a Certified Public Accountant (Florida) and a Certified Global Management Accountant. She holds a Master of Science in Finance (M.S.F) from Florida International University and a Bachelor of Science (B.S.) in Accounting from the University of Florida.

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy, each of Mss. Patrick and Cohen will be eligible to receive an annual retainer of $40,000 for serving on the Board, and an additional $5,000 and $10,000 per year, for service on the Nominating Committee and Audit Committee, respectively. Each of Mss. Patrick and Cohen was granted an option to purchase 40,000 shares of the Company’s common stock on April 15, 2022, the date of their initial election to the Board, vesting in substantially equal annual installments over a three-year period, subject to each of Mss. Patrick’s and Cohen’s continuing service on the Board. In addition, on the date of each annual meeting, each of Mss. Patrick and Cohen will be granted a stock option to purchase 20,000 shares of the Company’s common stock, vesting over a one-year period, subject to each of Mss. Patrick’s and Cohen’s continuing service on the Board. All option grants have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant.

Each of Mss. Patrick and Cohen will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with SEC on December 16, 2016. The Company’s Amended and Restated Non-Employee Director Compensation Policy is filed as Exhibit 10.4 to the Company’s Quarterly Report filed with the SEC on August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: April 15, 2022	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer (Principal Financial and Accounting Officer)